Exhibit 99.1 News Release
Contacts:
Brooke Hart (Media)
brooke.hart@hii-co.com
202-264-7108

Christie Thomas (Investors)
christie.thomas@hii-co.com
757-380-2104

HII Reports Third Quarter 2023 Results

•Record third quarter revenues of $2.8 billion, up 7.2% compared to third quarter 2022
•Net earnings of $148 million or $3.70 diluted earnings per share
•Third quarter free cash flow1 of $293 million
•New contract awards of $5.4 billion, resulting in backlog of approximately $49 billion
•Company reaffirms shipbuilding and Mission Technologies FY23 margin guidance2
•Company increases shipbuilding midpoint and Mission Technologies FY23 revenue guidance2
•Company increases FY23 free cash flow1 guidance2

NEWPORT NEWS, Va. (November 2, 2023) - HII (NYSE:HII) reported third quarter 2023 revenues of $2.8 billion, up 7.2% from the third quarter of 2022, driven primarily by growth at its Mission Technologies and Ingalls Shipbuilding segments.

Operating income in the third quarter of 2023 was $172 million and operating margin was 6.1%, compared to $131 million and 5.0%, respectively, in the third quarter of 2022. The increases were primarily driven by higher segment operating income1 compared to the prior year, favorable changes to the operating FAS/CAS adjustment, and favorable non-current state income taxes.

Segment operating income1 in the third quarter of 2023 was $187 million and segment operating margin1 was 6.6%, compared to $166 million and 6.3%, respectively, in the third quarter of 2022. The increases were primarily driven by higher volumes, favorable changes in contract estimates, and improved performance, partially offset by contract incentives on the Columbia-class (SSBN 826) submarine program in the prior year period.

Net earnings in the quarter were $148 million, compared to $138 million in the third quarter of 2022. Diluted earnings per share in the quarter was $3.70, compared to $3.44 in the third quarter of 2022.

Net cash provided by operating activities in the quarter was $335 million and free cash flow1 was $293 million, compared to cash used in operating activities of $19 million and free cash flow1 of negative $96 million in the third quarter of 2022.

New contract awards in the third quarter of 2023 were $5.4 billion, bringing total backlog to approximately $49 billion as of September 30, 2023.

“It was another outstanding quarter of growth across all three divisions. Our financial results demonstrate our commitment to achieving our goals of steady operational performance, execution on our existing contracts, and strong free cash flow generation,” said Chris Kastner, HII’s president and CEO. "We continue to support our customers' top national defense priorities by delivering quality platforms, technologies and solutions, thereby creating value for all of our stakeholders - our employees, customers, shareholders, suppliers and communities."

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.
2The financial outlook, expectations and other forward looking statements provided by the company for 2023 and beyond reflect the company's judgment based on information available at the time of this release.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Results of Operations

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions, except per share amounts)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Sales and service revenues	$2,816	$2,626	$190	7.2%	$8,277	$7,864	$413	5.3%
Operating income	172	131	41	31.3%	469	460	9	2.0%
Operating margin %	6.1%	5.0%		112 bps	5.7%	5.8%		(18) bps
Segment operating income[1]	187	166	21	12.7%	512	567	(55)	(9.7)%
Segment operating margin %[1]	6.6%	6.3%		32 bps	6.2%	7.2%		(102) bps
Net earnings	148	138	10	7.2%	407	456	(49)	(10.7)%
Diluted earnings per share	$3.70	$3.44	$0.26	7.6%	$10.18	$11.37	$(1.19)	(10.5)%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Revenues	$711	$623	$88	14.1%	$1,952	$1,912	$40	2.1%
Segment operating income[1]	73	50	23	46.0%	193	242	(49)	(20.2)%
Segment operating margin %[1]	10.3%	8.0%		224 bps	9.9%	12.7%		(277) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls Shipbuilding revenues for the third quarter of 2023 were $711 million, an increase of $88 million, or 14%, from the same period in 2022, primarily driven by higher volumes in amphibious assault ships and surface combatants.

Ingalls Shipbuilding segment operating income1 for the third quarter of 2023 was $73 million, an increase of $23 million from the same period in 2022. Segment operating margin1 in the third quarter of 2023 was 10.3%, compared to 8.0% in the same period last year. The increase was primarily driven by higher volumes described above and favorable changes in contract estimates.

Key Ingalls Shipbuilding milestones for the quarter:
•Launched amphibious assault ship Bougainville (LHA 8)
•Authenticated keel of amphibious assault ship Fallujah (LHA 9)
•Completed acceptance trials for National Security Cutter Calhoun (NSC 10)
•Launched and christened guided missile destroyer Ted Stevens (DDG 128)
•Awarded $155 million contract for the modernization of USS Zumwalt (DDG 1000)
•Awarded construction contract for seven Arleigh Burke-class (DDG 51) destroyers

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Newport News Shipbuilding

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Revenues	$1,453	$1,445	$8	0.6%	$4,468	$4,268	$200	4.7%
Segment operating income[1]	90	102	(12)	(11.8)%	269	277	(8)	(2.9)%
Segment operating margin %[1]	6.2%	7.1%		(86) bps	6.0%	6.5%		(47) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Newport News Shipbuilding revenues for the third quarter of 2023 were $1.5 billion, an increase of $8 million or 1%, from the same period in 2022, primarily driven by higher volumes in aircraft carrier construction, partially offset by lower volumes in aircraft carrier refueling and complex overhaul.

Newport News Shipbuilding segment operating income1 for the third quarter of 2023 was $90 million, a decrease of $12 million from the same period in 2022. Segment operating margin1 in the third quarter of 2023 was 6.2%, compared to 7.1% in the same period last year. The decreases were primarily due to contract incentives on the Columbia-class (SSBN 826) submarine program in 2022, partially offset by improved performance on the Virginia- class (SSN 774) submarine program.

Key Newport News Shipbuilding milestones for the quarter:
•Authenticated keel of Virginia-class submarine Oklahoma (SSN 802)
•Reached pressure hull complete on Virginia-class submarine Arkansas (SSN 800)
•Awarded $528 million contract to support maintenance of nuclear-powered aircraft carriers ported in San Diego

Mission Technologies

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Revenues	$685	$595	$90	15.1%	$1,954	$1,785	$169	9.5%
Segment operating income[1]	24	14	10	71.4%	50	48	2	4.2%
Segment operating margin %[1]	3.5%	2.4%		115 bps	2.6%	2.7%		(13) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Mission Technologies revenues for the third quarter of 2023 were $685 million, an increase of $90 million, or
15%, from the same period in 2022. The increase was primarily due to higher volumes in mission based solutions, driven by growth in C5ISR, as well as cyber, electronic warfare and space programs.

Mission Technologies segment operating income1 for the third quarter of 2023 was $24 million, compared to $14 million in the third quarter of 2022. Segment operating margin1 in the third quarter of 2023 was 3.5%, compared to 2.4% in the same period last year. The increases were primarily driven by higher volumes in mission based solutions and improved performance in unmanned systems.

Mission Technologies results included approximately $27 million of amortization of purchased intangible assets in the third quarter of 2023, compared to approximately $30 million in the same period last year.

Mission Technologies EBITDA margin1 in the third quarter of 2023 was 8.2%.

1Non-GAAP measures. See Exhibit B for definitions and reconciliations

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Key Mission Technologies milestones for the quarter:
•Awarded $1.4 billion Joint Network Engineering and Emerging Operations task order under the General Services Administration's ASTRO contract
•Awarded $347 million contract for Lionfish Small Unmanned Undersea Vehicle production, training, and engineering by the U.S. Navy
•Awarded $244 million task order to integrate Minotaur software products into maritime platforms by the U.S. Navy, U.S. Marine Corps. and U.S. Coast Guard
•Awarded $138 million contract to support planning and acquisition of critical warfighting capabilities by the U.S. Air Force
•Awarded $134 million U.S. Naval Surface Warfare Center Software Dahlgren Division, integrated training systems, software development contract
•Awarded $84 million contract to support National Geospatial Agency's enterprise cloud migration

1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

2023 Financial Outlook1
•Increasing shipbuilding midpoint and Mission Technologies revenue guidance
◦Revising FY23 shipbuilding revenue2 from $8.4 - $8.6 billion to $8.5 - $8.6 billion
◦Increasing FY23 Mission Technologies revenue from approximately $2.5 billion to approximately $2.55 billion
•Reaffirming shipbuilding and Mission Technologies FY23 margin guidance
◦Expect shipbuilding operating margin2 between 7.7% and 8.0% for FY23
◦Expect Mission Technologies segment operating margin2 between 2.5% and 3.0%, and Mission Technologies EBITDA margin2 between 8.0% and 8.5% for FY23
•Increasing free cash flow2 guidance for FY23
◦Increasing FY23 free cash flow2 from $400 - $450 million to approximately $500 million3
◦Expect cumulative FY20-FY24 free cash flow2 of approximately $2.9 billion3

FY23 Outlook
Shipbuilding Revenue[2]	$8.5 - $8.6B
Shipbuilding Operating Margin[2]	7.7% - 8.0%
Mission Technologies Revenue	~$2.55B
Mission Technologies Segment Operating Margin[2]	2.5% - 3.0%
Mission Technologies EBITDA Margin[2]	8.0% - 8.5%

Operating FAS/CAS Adjustment	($70M)
Non-current State Income Tax Benefit[4]	~$8M
Interest Expense	($100M)
Non-operating Retirement Benefit	$149M
Effective Tax Rate	~21%

Depreciation & Amortization	~$365M
Capital Expenditures	~3.0% of Sales
Free Cash Flow[2,3]	~$500M

1The financial outlook, expectations and other forward-looking statements provided by the company for 2023 and beyond reflect the company's judgment based on the information available at the time of this release.
2Non-GAAP measures. See Exhibit B for definitions. In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward–looking GAAP and non–GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.
3Outlook is based on current tax law and assumes the provisions requiring capitalization of R&D expenditures for tax purposes are not deferred or repealed.
4Outlook is based on current tax law. Repeal or deferral of provisions requiring capitalization of R&D expenditures would result in elevated non-current state income tax expense.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

About Huntington Ingalls Industries

HII is a global, all-domain defense provider. HII’s mission is to deliver the world’s most powerful ships and all-domain solutions in service of the nation, creating the advantage for our customers to protect peace and freedom around the world.

As the nation’s largest military shipbuilder, and with a more than 135-year history of advancing U.S. national security, HII delivers critical capabilities extending from ships to unmanned systems, cyber, ISR, AI/ML and synthetic training. Headquartered in Virginia, HII’s workforce is 44,000 strong. For more information, please visit www.HII.com.

Conference Call Information

HII will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.HII.com. A telephone replay of the conference call will be available from noon today through Thursday, November 9th by calling (866) 813-9403 or (929) 458-6194 and using access code 143820.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); significant delays in appropriations for our programs and U.S. government funding more broadly; our ability to estimate our future contract costs, including cost increases due to inflation, and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; health epidemics, pandemics and similar outbreaks; our ability to attract, train and retain a qualified workforce; disruptions impacting global supply, including those resulting from the ongoing conflict between Russia and Ukraine; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 and our other filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
(in millions, except per share amounts)	2023	2022	2023	2022
Sales and service revenues
Product sales	$1,835	$1,774	$5,543	$5,327
Service revenues	981	852	2,734	2,537
Sales and service revenues	2,816	2,626	8,277	7,864
Cost of sales and service revenues
Cost of product sales	1,541	1,517	4,711	4,511
Cost of service revenues	859	747	2,411	2,252
Income from operating investments, net	9	13	25	47
General and administrative expenses	253	244	711	688
Operating income	172	131	469	460
Other income (expense)
Interest expense	(22)	(27)	(70)	(79)
Non-operating retirement benefit	37	71	111	209
Other, net	2	(13)	11	(30)
Earnings before income taxes	189	162	521	560
Federal and foreign income tax expense	41	24	114	104
Net earnings	$148	$138	$407	$456

Basic earnings per share	$3.70	$3.44	$10.18	$11.37
Weighted-average common shares outstanding	40.0	40.1	40.0	40.1

Diluted earnings per share	$3.70	$3.44	$10.18	$11.37
Weighted-average diluted shares outstanding	40.0	40.1	40.0	40.1

Dividends declared per share	$1.24	$1.18	$3.72	$3.54

Net earnings from above	$148	$138	$407	$456
Other comprehensive income (loss)
Change in unamortized benefit plan costs	4	12	13	(61)
Other	—	(1)	—	(2)
Tax benefit (expense) for items of other comprehensive income	(2)	(3)	(4)	16
Other comprehensive income (loss), net of tax	2	8	9	(47)
Comprehensive income	$150	$146	$416	$409

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$109	$467
Accounts receivable, net of allowance for doubtful accounts of $2 million as of 2023 and 2022	698	636
Contract assets	1,300	1,240
Inventoried costs	194	183
Income taxes receivable	180	170
Prepaid expenses and other current assets	106	50
Total current assets	2,587	2,746
Property, Plant, and Equipment, net of accumulated depreciation of $2,448 million as of 2023 and $2,319 million as of 2022	3,201	3,198
Operating lease assets	248	282
Goodwill	2,618	2,618
Other intangible assets, net of accumulated amortization of $977 million as of 2023 and $881 million as of 2022	923	1,019
Pension plan assets	670	600
Miscellaneous other assets	374	394
Total assets	$10,621	$10,857
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	535	642
Accrued employees’ compensation	361	345
Current portion of long-term debt	255	399
Current portion of postretirement plan liabilities	134	134
Current portion of workers’ compensation liabilities	223	229
Contract liabilities	878	766
Other current liabilities	431	380
Total current liabilities	2,817	2,895
Long-term debt	2,213	2,506
Pension plan liabilities	219	214
Other postretirement plan liabilities	257	260
Workers’ compensation liabilities	452	463
Long-term operating lease liabilities	212	246
Deferred tax liabilities	341	418
Other long-term liabilities	377	366
Total liabilities	6,888	7,368
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 53,595,352 shares issued and 39,779,936 shares outstanding as of September 30, 2023, and 53,503,317 shares issued and 39,863,456 shares outstanding as of December 31, 2022	1	1
Additional paid-in capital	2,038	2,022
Retained earnings	4,532	4,276
Treasury stock	(2,248)	(2,211)
Accumulated other comprehensive loss	(590)	(599)
Total stockholders’ equity	3,733	3,489
Total liabilities and stockholders’ equity	$10,621	$10,857

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30
($ in millions)	2023	2022
Operating Activities
Net earnings	$407	$456
Adjustments to reconcile to net cash used in operating activities
Depreciation	163	158
Amortization of purchased intangibles	96	105
Amortization of debt issuance costs	6	6
Provision for doubtful accounts	—	(7)
Stock-based compensation	27	28
Deferred income taxes	(81)	(14)
Loss (gain) on investments in marketable securities	(10)	34
Change in
Accounts receivable	(62)	(281)
Contract assets	(60)	(254)
Inventoried costs	(12)	(13)
Prepaid expenses and other assets	(66)	(4)
Accounts payable and accruals	45	48
Retiree benefits	(55)	(99)
Other non-cash transactions, net	10	2
Net cash provided by operating activities	408	165
Investing Activities
Capital expenditures
Capital expenditure additions	(164)	(179)
Grant proceeds for capital expenditures	14	—
Investment in affiliates	(24)	(5)
Proceeds from equity method investments	61	6
Other investing activities, net	2	—
Net cash used in investing activities	(111)	(178)
Financing Activities
Repayment of long-term debt	(455)	(300)
Dividends paid	(149)	(142)
Repurchases of common stock	(37)	(41)
Employee taxes on certain share-based payment arrangements	(13)	(14)
Other financing activities, net	(1)	—
Net cash used in financing activities	(655)	(497)
Change in cash and cash equivalents	(358)	(510)
Cash and cash equivalents, beginning of period	467	627
Cash and cash equivalents, end of period	$109	$117
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$227	$107
Cash paid for interest	$63	$61
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$6	$5

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “shipbuilding revenue,” “shipbuilding operating margin,” "Mission Technologies EBITDA," “Mission Technologies EBITDA margin” and “free cash flow.”

We internally manage our operations by reference to segment operating income and segment operating margin, which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin are not measures recognized under GAAP. They are measures that we use to evaluate our core operating performance. When analyzing our operating performance, investors should use shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. We believe that shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin may not be comparable to similarly titled measures of other companies.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for net earnings as a measure of our performance or net cash provided or used by operating activities as a measure of our liquidity. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward-looking GAAP and non-GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Shipbuilding revenue is defined as the combined sales and service revenues from our Newport News Shipbuilding segment and Ingalls Shipbuilding segment.

Shipbuilding operating margin is defined as the combined segment operating income of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of shipbuilding revenue.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Mission Technologies EBITDA is defined as Mission Technologies segment operating income before interest expense, income taxes, depreciation, and amortization.

Mission Technologies EBITDA margin is defined as Mission Technologies EBITDA as a percentage of Mission Technologies revenues.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS).

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

Certain of the financial measures we present are adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2023	2022	2023	2022
Ingalls revenues	$711	$623	$1,952	$1,912
Newport News revenues	1,453	1,445	4,468	4,268
Mission Technologies revenues	685	595	1,954	1,785
Intersegment eliminations	(33)	(37)	(97)	(101)
Sales and Service Revenues	2,816	2,626	8,277	7,864

Operating Income	172	131	469	460
Operating FAS/CAS Adjustment	19	36	55	108
Non-current state income taxes	(4)	(1)	(12)	(1)
Segment Operating Income	187	166	512	567
As a percentage of sales and service revenues	6.6%	6.3%	6.2%	7.2%
Ingalls segment operating income	73	50	193	242
As a percentage of Ingalls revenues	10.3%	8.0%	9.9%	12.7%
Newport News segment operating income	90	102	269	277
As a percentage of Newport News revenues	6.2%	7.1%	6.0%	6.5%
Mission Technologies segment operating income	24	14	50	48
As a percentage of Mission Technologies revenues	3.5%	2.4%	2.6%	2.7%

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Reconciliation of Free Cash Flow

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$335	$(19)	$408	$165
Less capital expenditures:
Capital expenditure additions	(53)	(77)	(164)	(179)
Grant proceeds for capital expenditures	11	—	14	—
Free cash flow	$293	$(96)	$258	$(14)

Reconciliation of Mission Technologies EBITDA and EBITDA Margin

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2023	2022	2023	2022
Mission Technologies sales and service revenues	$685	$595	$1,954	$1,785

Mission Technologies segment operating income	$24	$14	$50	$48
Mission Technologies depreciation expense	2	3	8	8
Mission Technologies amortization expense	27	30	82	90
Mission Technologies state tax expense	3	3	9	9
Mission Technologies EBITDA	$56	$50	$149	$155
Mission Technologies EBITDA margin	8.2%	8.4%	7.6%	8.7%

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